UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2003

ILLINI CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-13343	37-1135429
(State of other jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification No.)

3200 W. Iles Avenue, Springfield, Illinois 62707
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 787-5111

Illini Corporation (the “Company”) hereby amends Item 4 and Item 7 to the Company’s Current Report on Form 8-K dated April 8, 2003, filed with the Securities and Exchange Commission on April 8, 2003 (the “Form 8-K”), as set forth in the pages attached hereto.

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On April 1, 2003, the Audit Committee of the Board of Directors of Illini Corporation determined that it would change its certifying accountants for the year ending December 31, 2003.  The Audit Committee dismissed BKD LLP on April 1, 2003.  The firm of BKD LLP, had provided external audit services for the past three years under a service proposal accepted for the year ended December 31, 2000.  The Audit Committee solicited audit proposals from BKD LLP and other firms upon the completion of the three-year arrangement.  The Audit Committee selected Crowe Chizek and Company LLC to provide external audit services in 2003 and will recommend to the shareholders to ratify the appointment of Crowe Chizek and Company LLC as its independent auditors with respect to Illini Corporation for the upcoming fiscal year ending December 31, 2003.

No report of BKD LLP on the financial statements of Illini Corporation for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.  During Illini Corporation’s two most recent fiscal years, there were no disagreements with BKD LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BKD LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years.  A copy of a letter from BKD LLP to the Securities and Exchange Commission, dated April 4, 2003, stating whether it agrees or does not agree with the above statements, is included as Exhibit 16.1 to this report.

During its two most recent fiscal years and through April 1, 2003, Illini Corporation has not consulted with Crowe Chizek and Company LLC on any items regarding the application of accounting principles, the type of audit opinion that might be rendered on Illini Corporation’s financial statements, or the subject matter of a disagreement or reportable event (as described in Regulation S-B Item 304(a)(2)).

Amended April 14, 2003

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

	16.1	Letter from BKD LLP dated April 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION

By:	/s/ Burnard K. McHone
Burnard K. McHone, President

Date:	April 21, 2003